SOURCE CAPITAL GROUP, INC

Members NASD, SIPC

FINDER'S FEE ARRANGEMENT

Mobetize Corporation, (Hereinafter Mobetize) hereby authorizes Source Capital Group Inc. (hereinafter Source Capital) to act to bring Mobetize to the attention of parties interested in providing capital to Mobetize. Such capital will be in the form of equity. In this connection, Source Capital is not to be considered an agent for Mobetize, but instead will merely be a "Finder" of the potential capital source for Mobetize, on a non-exclusive basis.

1. If any capital is provided to Mobetize within 90 days of the date of this arrangement by a financing source found by Source Capital, as set forth on Schedule A, and first called to the attention of Mobetize by Source Capital, Mobetize will agree to pay Source Capital a fee on the following basis:

   (a) 10% of the total amount of capital found by Source Capital, referred to Mobetize, and accepted by Mobetize; and

   (b) 10% Warrant coverage of the amount of any debt or equity capital provided on the same terms and the same price as the Warrants issued as part of the financing package used to secure the capital.

   (c) Mobetize agrees to pay the referring Source Capital broker the above fee, in cash, promptly upon completion of the transaction.

   As used herein, the term "capital provided" will be the amount actually invested in, or made available to Mobetize , and no fee shall be payable to Source Capital unless and until capital is actually received and accepted by Mobetize. If any investor or lender agrees to provide equity capital to Mobetize in installments, Source Capital shall be entitled to receive its fee with respect to each installment only if and when such installment is actually received by Mobetize.

2. Mobetize represents and warrants to the best of their knowledge that all financial and other information which is provided to a potential investor and to Source Capital will be true, complete and accurate and will not contain any untrue statement of material fact or misstate a material fact necessary in order to make the information provided not misleading in light of the circumstances existing at the time it is delivered.

3. Mobetize understands that Source Capital neither represents, warrants nor in any way guarantees that a transaction can or will be successfully completed. Mobetize and its assigned and affiliated entities hereby agree to indemnify and hold harmless Source Capital, each person controlling Source Capital and the directors, officers, agents, representatives and employees of Source Capital or any such persons (all of the foregoing being referred to herein as "indemnified parties") from and against any losses, claims, damages, or liabilities, joint or several (or actions in respect thereto), to which such Indemnified Party may become subject relating to or arising out of Mobetize misconduct, negligent acts or omissions. Such indemnification shall include all expenses, including reasonable counsel fees and expenses as they are incurred by each Indemnified Party in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which such Indemnified party is a party. Furthermore, Mobetize shall use its best efforts to include language in any relevant investment or loan agreement designed to hold harmless Source Capital, its officers, directors, shareholders, agents, and representatives.

4. The parties hereto agree that Mobetize shall have the right, in its absolute discretion, to approve and accept or disapprove and reject (for any or no reason) any financing proposed by any financing source found by Source Capital, and Mobetize shall have no liability or obligation to Source Capital, under any circumstances, for rejecting any such financing. Either party may terminate this Agreement at any time by delivering written notice of termination to the other. The obligations set forth in Sections 1, 3, 5 and 6 of this Arrangement shall survive any termination of this Arrangement. In addition, if Mobetize shall receive any financing within 90 days following the effective date of termination of the Arrangement from any financing source found by Source Capital and first called to the attention of Mobetize by Source Capital, then Mobetize will pay to Source Capital the fees set forth in Section 1 with respect to such financing, subject to all of the other terms and conditions of this Arrangement.

5. The parties acknowledge that Source Capital does not have, and does not desire to have access to, confidential or proprietary information or detailed financial information pertaining to Mobetize ("Proprietary Information"). Accordingly, Mobetize shall agrees to not furnish Proprietary information to Source Capital, but instead shall provide Proprietary Information directly to potential financing sources (to the extent it desires to do so) introduced to it by Source Capital.

6. Source Capital hereby represents and warrants that it currently has, in good standing, all federal and state registrations that it is required to have in order to carry out the activities contemplated by this Arrangement. Source Capital further represents and warrants that it will not offer or attempt to sell any securities of Mobetize, or attempt to obtain financing for Mobetize, utilizing any form of general solicitation or general advertising as defined under the 1933 Act or the Arizona Securities Act. Source Capital and its assigns and affiliated entities hereby agree to indemnify and hold harmless Mobetize, each person controlling Mobetize and the directors, officers, agents, representatives and employees of Source Capital or any such persons (all of the foregoing being referred to herein as "Mobetize's Indemnified Parties") from and against any losses, claims, damages, or liabilities, joint or several (or actions in respect thereto), to which any Mobetize Indemnified Party may become subject relating to or arising out of Source Capital misconduct, negligent acts or omissions. Such indemnification shall include all expenses, including reasonable counsel fees and expenses as they are incurred by each Mobetize Indemnified Party in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which such Mobetize Indemnified party is a party.

7. This agreement will also apply to any 'special use' financing, which Mobetize may offer to accredited investors via Rule 505. Source Capital will be paid a pre-agreed finder's fee, not to exceed 10% in fee, and 10% warrant coverage for any referrals to these placements.

Source Capital Group, Inc.

Bruce Ryan
Vice Chairman

Accepted and agreed to June 25, 2014

Mobetize Corp.

By ____________________
Chris Convey
CFO

SCHEDULE A

THIS SCHEDULE MAY BE AMENDED BY MUTUAL AGREEMENT

Carr Bettis
Donald Duberstein
David Duberstein
William Duberstein
Cary Fields
Anthony Trobiano
E. Gerald Kay
Steven Kelley
Charles Lesueur
Perry D. Walker Jr.
~~Steven Wininger~~
James F. Felte Jr.
Gary Maupin
Southwest Capital Corporation
Halona Fund Management

THE ABOVE SCHEDULE HAS BEEN REVIEWED, ACCEPTED, & INITIALED BY

Chris Convey
Mobetize Corp.

Bruce Ryan
Source Capital Group, Inc. 8/25/14

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